                                                                EXHIBIT 99(B)(4)

------------------------------------------------------------
PRESENTATION TO MCDERMOTT SPECIAL COMMITTEE
REGARDING

MII's INTEREST IN ACQUIRING THE MINORITY
INTEREST OF JRM

April 29, 1999


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

JRM DISCUSSION
================================================================================
Offer Value Matrix

                                                                    Implied Exchange Ratio
                                                  ----------------------------------------------------------
                                                  1.150x     1.175X     1.200X    1.225X    1.250X    1.275X
                                                  ------     ------     ------    ------    ------    ------
Premium to Current JRM Share Price/(a)/              9.4%      11.8%      14.2%     16.6%     19.0%     21.3%
Implied Offer Value Per Share/(a)/               $ 33.93    $ 34.66    $ 35.40    $36.14    $36.88    $37.61
Incremental Cash to 1.15x Offer                  $  0.00    $  0.74    $  1.48    $ 2.21    $ 2.95    $ 3.69
Aggregate Offer Value ($MM)/(b)/                 $ 495.3    $ 506.1    $ 516.8    $527.6    $538.4    $549.1


                                                                  Offer Value per JRM Share
                                                 -----------------------------------------------------------
                                                 $ 31.00    $ 32.00    $ 33.00    $34.00    $35.00    $36.00
                                                 -------    -------    -------    ------    ------    ------
Premium to Current JRM Share Price/(a)/              0.0%       3.2%       6.5%      9.7%     12.9%     16.1%
Implied Exchange Ratio/(a)/                        1.051x     1.085x     1.119x    1.153x    1.186x    1.220x
Incremental Cash to 1.15x Offer                   ($2.93)    ($1.93)    ($0.92)   $ 0.08    $ 1.08    $ 2.08
Aggregate Offer Value ($MM)/(b)/                 $ 452.6    $ 467.2    $ 481.8    $496.4    $511.0    $525.6

_______________________________________
(a) Assumes JRM and MDR stock prices of $31.00 and $29.50, respectively as of 10:00 A.M. on April 29, 1999.
(b)  Assumes 14.6 million JRM shares are acquired.

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

JRM DISCUSSION
================================================================================
Analysis of Premiums Paid in Minority Interest Transactions

                                                                                                       Premium Paid
                                                                                                   (prior to announcement)
   Date                                                              Ownership        Offer     -----------------------------
Announced  Target Name                     Acquiror Name            Transaction       Value      1 day     1 week    1 month
-----------------------------------------------------------------------------------------------------------------------------
 12/7/98   Life Technologies, Inc.         Dexter Corporation          51.5%          $450.9      5.0%      5.4%     -0.3%
 6/29/98   Waste Management International  Waste Management Inc        80.0%           431.4     39.4%     33.7%     42.6%
 5/29/98   Meridian Technologies           Investor Group              58.9%           103.1     22.2%     37.5%     41.0%
 5/26/98   CIPE France SA                  Tyco International Ltd      63.0%           413.5      0.4%      1.4%     16.0%
 5/25/98   Prime Resources Group Inc       Homestake Mining Co.        50.6%           306.0     57.5%     52.4%     50.0%
 5/21/98   PolyGram NV                     Universal Studios Inc       75.0%         2,547.0      2.7%      0.5%     30.1%
 4/30/98   Mycogen Corp                    Dow AgroSciences            68.6%           322.0     41.8%     40.0%     53.4%
 4/16/98   NCR Japan Ltd                   NCR Corp                    70.0%           304.0     26.5%     36.4%     32.2%
  4/7/98   Starckjohann Oy                 Trelleborg AB               54.0%           101.5      0.8%      3.3%      5.6%
 3/17/98   BET Holdings Inc.               Investor Group              56.0%           462.3      4.0%     14.3%     17.5%
  3/6/98   Credit General                  Kredietbank NV              75.0%           141.1      4.2%      8.6%      9.9%
11/28/97   Vendome Luxury Group PLC        Richemont                   77.3%         1,729.0     25.8%     43.3%     39.6%
 9/18/97   Guaranty National Corp          Orion Capital Corp          77.3%           117.2     10.8%     23.9%     26.6%
 6/26/97   Rhone-Poulenc Rorer Inc         Rhone-Poulenc SA            60.8%         4,831.6     22.1%     22.8%     26.8%
  6/2/97   Acordia Inc                     Anthem Inc                  60.8%           193.2     12.7%     11.5%     26.5%
 5/14/97   Enron Global Power & Pipelines  Enron Corp                  50.6%           428.0     11.8%     13.7%     20.8%
 2/20/97   NHP Inc                         Apartment Investment        53.4%           114.5     28.2%     25.2%     19.5%
                                            & Mgmt Co
 1/21/97   Mafco Consolidated Grp          Mafco Holdings Inc          85.0%           116.8     60.4%     60.4%     68.9%
 1/13/97   Zurich Reinsurance Centre       Zurich Versicherungs        66.0%           319.0     28.5%     30.0%     23.0%
                                            GmbH
12/17/96   Allmerica Property & Casualty   Allmerica Financial Corp    59.3%           816.9     15.8%     12.8%     15.3%
 9/20/96   Lloyds Abbey Life PLC           Lloyds TSB Group PLC        62.6%         2,590.0      7.3%      9.0%     13.0%
 8/26/96   Bankers Life Holding            Conseco Inc                 88.4%           120.8     14.9%     10.5%     10.5%
 5/27/96   SyStemix Inc                    Novartis AG                 67.8%           107.6      4.7%     69.6%     59.2%
 8/25/95   GEICO Corp                      Berkshire Hathaway          52.6%         2,349.2     25.6%     23.1%     25.8%
 7/20/95   BTR Nylex Ltd                   BTR PLC                     62.6%         3,290.0     36.9%     26.8%     27.2%
 5/19/95   Bic Corp                        BIC SA                      79.0%           212.6     13.3%     12.5%     30.1%
 4/20/95   Rothams International PLC       Cie Financiere              61.0%         2,600.0     28.1%     25.8%     31.6%
                                            Richemont AG
  4/7/95   LIN Broadcasting Corp           McCaw Cellular              52.0%         3,209.4      6.9%      6.7%      1.3%
                                            Communications
  4/5/95   Club Med Inc                    Club Mediterranee SA        67.0%           153.4     41.4%     39.9%     43.8%

                                         -----------------------------------------------------------------------------------
                                           Maximum                     88.4%                     60.4%     69.6%     68.9%
--------------------------------------     Mean                        65.0%                     20.7%     24.2%     27.8%
Source: Securities Data Company.           Median                      62.6%                     15.8%     23.1%     26.6%
                                           Minimum                     50.6%                      0.4%      0.5%     (0.3%)
                                         -----------------------------------------------------------------------------------

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

FINANCIAL CONSEQUENCES
================================================================================
Principal Assumptions Behind Financial Consequences

 . JRM's management has recently updated its earnings projections based upon improved industry fundamentals. The following table presents MII's and JRM's forecasts as previously presented to the Special Committee and as revised

                               FY2000                  FY2001                  FY2002
                               ------                  ------                  ------
Previous
--------
  MII                          $1.86                   $2.38                   $3.25
  JRM                           1.20                    1.46                    2.30

Revised
-------
  MII                          $1.81                   $2.58                   $3.25
  JRM                           1.12                    1.75                    2.31


 . The transaction consideration is assumed to be 100% cash, funded from the investment portfolio at JRM

 . Three cases for the goodwill amortization period are shown: 30, 20 and 15 years. Goodwill is not assumed to be deductible for tax purposes in either case

 . Other principal assumptions are as follows:

  (epsilon) Pre-tax combination benefits of $5.0 million per year (epsilon) Tax rate of 38%

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

FINANCIAL CONSEQUENCES
================================================================================
100% Cash Acquisition - 30-Year Goodwill Amortization Period

 . The following table sets forth the impact on MII's projected FY2000, FY2001 and FY2002 earnings resulting from various purchase prices for JRM

                                        FY 2000               FY 2001              FY 2002
                                        -------               -------              -------
EPS Accretion/(Dilution):
  Price per JRM Share
-------------------------
        $31.00                         (12.7%)                (2.2%)                 3.1%
         32.00                         (13.9)                 (3.0)                  2.4
         33.00                         (15.1)                 (3.9)                  1.7
         34.00                         (16.3)                 (4.7)                  1.1
         35.00                         (17.4)                 (5.5)                  0.4
         36.00                         (18.6)                 (6.3)                 (0.3)

CFPS Accretion/(Dilution):
  Price per JRM Share
--------------------------
        $31.00                          (3.1%)                 2.0%                  5.2%
         32.00                          (3.5)                  1.7                   4.9
         33.00                          (3.9)                  1.3                   4.6
         34.00                          (4.4)                  0.9                   4.3
         35.00                          (4.8)                  0.6                   4.0
         36.00                          (5.2)                  0.2                   3.7

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

FINANCIAL CONSEQUENCES
================================================================================
100% Cash Acquisition - 20-Year Goodwill Amortization Period

 . The following table sets forth the impact on MII's projected FY2000, FY2001 and FY2002 earnings resulting from various purchase prices for JRM

                                        FY 2000               FY 2001              FY 2002
                                        -------               -------              -------
EPS Accretion/(Dilution):
  Price per JRM Share
-------------------------
        $31.00                          (16.3%)               (4.7%)                1.0%
         32.00                          (17.7)                (5.7)                 0.2
         33.00                          (19.2)                (6.7)                (0.5)
         34.00                          (20.6)                (7.7)                (1.3)
         35.00                          (22.0)                (8.7)                (2.1)
         36.00                          (23.4)                (9.7)                (2.9)

CFPS Accretion/(Dilution):
   Price per JRM Share
--------------------------
        $31.00                           (3.1%)                2.0%                 5.2%
         32.00                           (3.5)                 1.7                  4.9
         33.00                           (3.9)                 1.3                  4.6
         34.00                           (4.4)                 0.9                  4.3
         35.00                           (4.8)                 0.6                  4.0
         36.00                           (5.2)                 0.2                  3.7

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

FINANCIAL CONSEQUENCES
================================================================================
100% Cash Acquisition - 15-Year Goodwill Amortization Period

 . The following table sets forth the impact on MII's projected FY2000, FY2001 and FY2002 earnings resulting from various purchase prices for JRM

                                        FY 2000               FY 2001               FY 2002
                                        -------               -------               -------
EPS Accretion/(Dilution):
  Price per JRM Share
-------------------------
        $31.00                          (20.0%)                (7.3%)               (1.0%)
         32.00                          (21.6)                 (8.4)                (1.9)
         33.00                          (23.2)                 (9.6)                (2.8)
         34.00                          (24.9)                (10.7)                (3.7)
         35.00                          (26.5)                (11.9)                (4.6)
         36.00                          (28.1)                (13.0)                (5.6)

CFPS Accretion/(Dilution):
   Price per JRM Share
--------------------------
        $31.00                           (3.1%)                 2.0%                 5.2%
         32.00                           (3.5)                  1.7                  4.9
         33.00                           (3.9)                  1.3                  4.6
         34.00                           (4.4)                  0.9                  4.3
         35.00                           (4.8)                  0.6                  4.0
         36.00                           (5.2)                  0.2                  3.7

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

JRM Discussion
================================================================================
Talking Points

 . In addition to the appropriate offer price for the publicly-held JRM shares, the other issues to discuss with the representatives of JRM Independent Committee include:

   (epsilon)  Form of consideration (cash vs. stock)

              - Possibility of a MDR shareholder vote if more than 20% of MDR's existing shares are issued

   (epsilon)  Timing and mechanics of the transaction

              - Merger:  4 months

              - Tender:  30 days

   (epsilon)  Open points on merger agreement, including the termination fee and majority of the minority provisions

   (epsilon)  Social issues (board seats for JRM, etc.)

 . Assuming an understanding on price and other important issues can be reached, it would be necessary to determine the next steps that need to be taken to finalize an agreement with the Independent Committee of JRM

 . In the case that no agreement is reached, next steps for MDR's Special
  Committee may include:

  (epsilon) Further discussions with JRM Independent Committee

  (epsilon) Termination of discussions and subsequent offer to buy JRM shares through a tender offer/open market purchases

  (epsilon) Termination of discussions and maintenance of status quo

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